SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ]     Preliminary proxy statement.

[   ]     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]     Definitive proxy statement.

[   ]     Definitive additional materials.

[   ]     Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
SPENCER SCHNEIDER
GREGORY NOONAN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

THE STILWELL GROUP
26 Broadway
23rd Floor
New York, NY 10004
Phone: (212) 269-5800
Facsimile: (212) 269-2675
Email: SKPshareholders@yahoo.com

May 4, 2006

Dear Fellow SKP Shareholder,

My Group’s proxy statement accompanies this letter and contains important information about the Group and the solicitation. Our GOLD proxy card also accompanies this letter; we urge you to sign and return it or to vote via the internet or telephone as explained in the enclosed instruction form.

I believe SKP should focus on its core franchise and work off management’s past mistakes. At the time it becomes appropriate, I believe the earnings from our Company should be returned to shareholders through dividends or stock repurchases.

I believe management and the board made mistakes in judgment when they took on nationwide property risks, accident and health risks, workers’ compensation risks, marine risks, directors and officers liability risks, bail bond risks, immigration risks, and other risks. SKP even sent capital overseas to invest in a foreign insurer. I believe that a strong and effective board would never have permitted this. That’s why I’m seeking to elect three people to SKP’s board who I believe will help management focus on what SKP does best – California professional liability insurance.

Please review our proxy statement and, most importantly, please sign the enclosed GOLD proxy card and return it in the enclosed postage-paid return envelope, or vote via the internet or telephone. You will only be able to vote for the Group’s nominees by signing and returning the Group’s GOLD card or voting via the internet or by telephone. When you receive proxy cards from the Company, my advice is to throw them in the garbage. If you’ve already returned the Company’s card, you can still change your vote and vote for our slate by returning the GOLD card to us or voting via the internet or telephone.

Thank you for your time and support.

Sincerely,

/s/ Joseph Stilwell Joseph Stilwell

SCPIE HOLDINGS INC.

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT OF THE STILWELL GROUP

IN OPPOSITION TO

THE MANAGEMENT OF SCPIE HOLDINGS INC.

WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement and accompanying GOLD proxy card are being furnished to holders (the “Shareholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of SCPIE Holdings Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies (the “Proxy Solicitation”) by The Stilwell Group (“the Group”, “we” or “us”) at the Company’s 2006 Annual Meeting of Shareholders currently expected to be held in June 2006 (the “Annual Meeting”). Shareholders who own the Common Stock on April 28, 2006 (the “Annual Meeting Record Date”) will be entitled to vote at the Annual Meeting. We will notify Shareholders of the date and time of the Annual Meeting in a later mailing following announcement of meeting details by the Company. The Annual Meeting will be held at the Company’s principal executive offices located at 1888 Century Park East, Los Angeles, CA 90067.

We are seeking proxies to vote at the Annual Meeting on the election of three directors for a term of three years, or until their successors have been duly elected and qualified, the ratification of the selection of the Company's independent registered public accounting firm, and the grant of authority to the Group's proxies to vote in their discretion with respect to postponement or adjournment of the Annual Meeting to permit solicitation of additional proxies.

The Stilwell Group, members of which own, as of the date of this Proxy Statement, an aggregate of 625,700 shares of Common Stock, is one of the Company’s largest shareholders. We seek to elect three candidates, Gregory Noonan, Spencer Schneider, and Joseph Stilwell (the “Group Nominees”, each a “Nominee”), to the Company’s Board of Directors (the “Board”). The Stilwell Group is soliciting the votes of other Shareholders in favor of the election of the Group Nominees. Our solicitation of votes is in opposition to the directors nominated for election by management.

The Group consists of Stilwell Value Partners III, L.P., a Delaware limited partnership (“Stilwell Value Partners III”); Stilwell Value LLC, a Delaware limited liability company which is the general partner of Stilwell Value Partners III (“Stilwell Value LLC”); Joseph Stilwell, individually and as the managing and sole member of Stilwell Value LLC; Gregory Noonan; and Spencer Schneider. Additional information concerning the Group is set forth under the heading “Certain Information Regarding the Participants” and in Appendix A. This Proxy Statement and GOLD proxy card are being first mailed or furnished to Shareholders on or about May 4, 2006.

We urge you not to return any proxy card sent to you by the Company. Remember, your last dated proxy is the only one that counts, so return the GOLD proxy card or vote via the internet or by telephone, as explained in the instructions on the GOLD proxy card, even if you previously delivered a proxy to the Company.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only that brokerage firm, bank or nominee can vote your shares and then only upon receipt of your specific instructions. Accordingly, please return the GOLD proxy card in the envelope provided or contact the person responsible for your account and give instructions for your shares to be voted for the Group Nominees.

Please refer to the Company’s definitive proxy statement when it becomes available for a full description of management’s candidates for election as directors.

Holders of record of shares of the Common Stock on the Annual Meeting Record Date are urged to vote even if your shares have been sold after that date.

If you have any questions or need assistance in voting your shares, please call:

D.F. King & Co., Inc.
Attn: Richard Grubaugh
48 Wall Street
New York, NY 10005
Call Toll-Free: l-800-659-6590

ELECTION OF THE GROUP NOMINEES

The Board currently consists of twelve members. Three seats on the Board are up for election at the Annual Meeting. The Company announced on April 24, 2006, that the three Company nominees will be Kaj Ahlmann and Elizabeth A. Murphy, who are not currently directors of the Company, and current director Willis T. King, Jr.

At the Annual Meeting, the Group will seek to elect Gregory Noonan, Spencer Schneider, and Joseph Stilwell, each of whom has consented to being named in this Proxy Statement and to serving as a director on the Board if elected, to fill three of the open director seats, in opposition to the Company’s nominees. The election of Mr. Noonan, Mr. Schneider and Mr. Stilwell requires the affirmative vote of a plurality of the votes cast. If elected, Mr. Noonan, Mr. Schneider and Mr. Stilwell would be entitled to serve three-year terms. Mr. Schneider and Mr. Stilwell sit on the board of directors of American Physicians Capital, Inc., a medical malpractice insurer based in East Lansing, Michigan. Mr. Noonan, an attorney who concentrated on tax law in law school and majored in accounting, recently came out of retirement to re-join Cantor Fitzgerald & Co. in a compliance capacity. We believe all three would be strong additions to the Board.

When you return the Group's GOLD proxy card you are voting for Mr. Noonan, Mr. Schneider and Mr. Stilwell unless you instruct otherwise.

JOSEPH STILWELL
Mr. Stilwell has acted as a private investment manager overseeing the Stilwell Group of funds since 1993. Mr. Stilwell received a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania. He is a member of the Board of Directors of American Physicians Capital, Inc. He is the sole and managing member of Stilwell Value LLC, which is the general partner of Stilwell Value Partners III. He is not employed by any parent, subsidiary or other affiliate of the Company. Mr. Stilwell is 44 years old. His business address is 26 Broadway, New York, NY 10004.

SPENCER SCHNEIDER
From 1989 through the present, Mr. Schneider has been engaged in the private practice of law in New York, NY, where he is a member of the Bar. His practice includes corporate law, securities law, litigation and real estate. He has been a member of the Board of Directors of American Physicians Capital, Inc. (“ACAP”) since 2002, shortly after its second reserve write-down. After he became a director, the Board directed management to discontinue its workers’ compensation expansion. Then, the Board directed ACAP to leave non-core professional liability states (such as Florida) and to exit healthcare and workers’ compensation altogether. He is not employed by any parent, subsidiary or other affiliate of the Company. Mr. Schneider is a member of the Bar of the State of New York. He is 46 years old. His business address is 70 Lafayette Street, New York, NY 10013.

GREGORY NOONAN
Mr. Noonan is a member of the Bar of the State of New York. He focused on tax law in law school and holds an undergraduate accounting degree. From 1984 through 2001, he was employed by Prudential Securities Inc., New York, NY. He was employed from 2002 through 2003 by Cantor Fitzgerald & Co., a securities brokerage firm as a senior position trader. He retired in 2003, and on February 14, 2006, re-joined Cantor Fitzgerald & Co., New York, NY, as a Supervisor of Sales and Trading, a compliance position. He is not employed by any parent, subsidiary or other affiliate of the Company. He is 48 years old. His business address is 110 E. 59th Street, New York, NY 10022. Mr. Noonan is an investor in funds managed by Mr. Stilwell.

Mr. Noonan and Mr. Schneider are parties to identical and separate agreements with Stilwell Value Partners III whereby they have agreed to be nominated to the Board. Additionally, under the agreements, Stilwell Value Partners III (a) will reimburse Mr. Noonan and Mr. Schneider for their expenses incurred in connection with their nomination to the Board, (b) will indemnify and hold them harmless for all damages and expenses which they may incur in connection with being nominated and elected to the Board (subject to reimbursement of amounts paid by Stilwell Value Partners III to the extent they obtain indemnification and payment of such expenses from the Company), and (c) has issued to each of them an option to purchase 30,000 shares of Common Stock at an exercise price of $22.50 per share. The options will become exercisable (vest) on the date, if any, on which the holder is seated on the Company's board of directors and will expire five years after vesting or, if earlier, when the holder becomes ineligible to be elected to the board for any reason or resigns or is removed from the board. The number of shares covered by the options will be reduced as of the date of exercise by an amount equal to 50% of the value of vested awards of common stock and stock options granted by the Company to the holder.

Neither Mr. Noonan, Mr. Schneider nor Mr. Stilwell, nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. The Group has no specific proposals with respect to a sale of the Company, or relating to the potential identity of an acquiror, or the structure or timing of a sale.

Three directors are to be elected at the Annual Meeting. For additional information regarding the Company’s nominees for election as directors, please refer to the Company’s definitive proxy statement when it becomes available.

No assurance can be given that the election of the Group Nominees will result in the Company focusing on its core business or returning excess capital to shareholders. If the Group Nominees are elected they would constitute a minority of directors on the Board.

If, and only if, Mr. Noonan, Mr. Schneider or Mr. Stilwell is unable to serve as a director, the proxies named on the attached GOLD card will vote for the election of Enrico Sarli (the “Alternate Nominee”) discussed below.

On January 17, 2006, the Group provided the Company with notice under its Bylaws of the Group’s intention to nominate Mr. Noonan, Mr. Schneider and Mr. Stilwell for election to the Board. We did this because the Company’s Bylaws require that advance notice of nominations be provided to the Company’s Secretary in advance of the Annual Meeting. Therefore, in order to preserve our ability to nominate Mr. Sarli in the future, should Mr. Noonan, Mr. Schneider or Mr. Stilwell be unable to serve, we were required to provide advance notice for all four individuals. As stated above, however, we intend to nominate Mr. Sarli only in the event that any one of Mr. Noonan, Mr. Schneider or Mr. Stilwell is unable to serve as a director.

ENRICO SARLI
Since 2000, Mr. Sarli has been the Chief Financial Officer and Chief Operating Officer of Direct Media, Inc., a privately-held brokerage/list management organization. Mr. Sarli is a certified public accountant. He is not employed by any parent, subsidiary or other affiliate of the Company. Mr. Sarli is 42 years old. His business address is 200 Pemberwick Road, Greenwich, CT 06830.

Stilwell Value Partners III and Mr. Sarli are parties to an agreement whereby he has agreed to be nominated to the Board. Additionally, the agreement provides that Stilwell Value Partners III has agreed (a) to reimburse Mr. Sarli for his expenses incurred in connection with his nomination to the Board, (b) to indemnify and hold him harmless for all damages and expenses which he may incur in connection with being nominated and elected to the Board, and (c) to issue an option to purchase 30,000 shares of Common Stock if he is elected as a director, in each case on terms comparable to those described on the prior page with respect to Messrs. Noonan and Schneider, and to pay him a fee of $10,000 if he is not. Neither Mr. Sarli nor any of his associates has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

LITIGATION BETWEEN THE GROUP AND THE COMPANY

On January 17, 2006, Stilwell Value Partners III requested the Company’s shareholder list, but the Company conditioned production on entering into a confidentiality agreement that Stilwell Value Partners III believed would have prevented it from soliciting proxies and communicating with shareholders. On January 25, 2006, Stilwell Value Partners III sued the Company in Delaware Chancery Court for an order directing the Company to comply with the request. After a court conference was scheduled, the Company agreed to a form of stipulation and order acceptable to Stilwell Value Partners III relating to confidentiality and the lawsuit was settled.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Except as described herein, no Group member is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies). Stilwell Value LLC, as general partner of Stilwell Value Partners III, is entitled to an allocation of profits and income.

Except as described herein, there are no material proceedings to which any Group member, or any associate of any Group member, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Group member or any associate of any Group member has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a Shareholder of the Company.

Except as described herein, no Group member or any associate of any Group member (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company; (4) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (5) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No Group member or any associate of any Group member, during the past 10 years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Additional information concerning the Group, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

OTHER MATTERS

The Group anticipates that the Company’s definitive proxy statement, when it becomes available, will contain information regarding (1) the securities ownership of certain beneficial owners and management; (2) the committees of the Board; (3) the meetings of the Board and all Board committees; (4) the background of the Company’s nominees for election as directors; (5) the compensation of the Company’s directors and executive officers; (6) stock price performance; (7) information regarding the services and fees of the Company’s independent auditors; (8) voting procedures, including the share vote required for election of directors, ratification of the selection of auditors and grant of authority to vote regarding postponement or adjournment of the Annual Meeting; (9) the submission of shareholder proposals at the Company’s 2007 annual meeting of shareholders; (10) the date and time of the Annual Meeting; and (11) the number of shares outstanding on the Annual Meeting Record Date. The Group has no knowledge of the accuracy of the Company’s disclosures in its proxy materials.

SOLICITATION; EXPENSES

Proxies may be solicited by the Group by mail, advertisement, telephone, facsimile, and personal solicitation. Phone calls will be made to individual Shareholders by Joseph Stilwell and certain of his administrative personnel and employees of D.F. King & Co., Inc. Mr. Stilwell will be principally responsible for soliciting proxies for the Group and certain of his administrative personnel will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Group’s solicitation material to their customers for whom they hold shares and the Group will reimburse them for their reasonable out-of-pocket expenses. The Group has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and for related services. The Group will pay D.F. King & Co., Inc. a fee of up to $35,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Group has agreed to indemnify D.F. King & Co., Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. It is the position of the Securities and Exchange Commission that such indemnification may be against public policy. Approximately 25 persons will be used by D.F. King & Co., Inc., in its solicitation efforts.

Although no precise estimate can be made at the present time, the Group currently estimates that the total expenditures relating to the Proxy Solicitation to be incurred by the Group will be approximately $70,000 of which approximately $25,000 has been incurred to date. The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Group. The Group will not seek reimbursement from the Company for costs of our solicitation and will not seek to submit the question of such reimbursement to a vote of security holders.

VOTING AND REVOCATION OF PROXIES

For proxies solicited hereby to be voted, the enclosed GOLD proxy card must be signed, dated, and returned to the Group, c/o Corporate Election Services, in the enclosed envelope in time to be voted at the Annual Meeting. Or you may vote via the internet or by telephone at any time before 6:00 a.m. Eastern Time on the day before the date of the Annual Meeting. If you wish to vote for the Group Nominees, you must submit the enclosed GOLD proxy card, or vote via the internet or by telephone, and must NOT submit the Company’s proxy card. If you have already returned the Company’s proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GOLD proxy card, or voting via the internet or telephone. If you later vote on the Company’s proxy card (even if it is to withhold authority to vote for the Company’s nominees), you will revoke your previous vote for the Group Nominees. Only your latest dated proxy card or vote via internet or telephone will count at the Annual Meeting.

Execution of a GOLD proxy card or an internet or telephone vote will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Group; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Although a revocation will be effective only if delivered to the Company, the Group requests that either the original or a copy of all revocations be mailed to The Stilwell Group c/o Corporate Election Services at P.O. Box 3230, Pittsburgh, PA 15230, so that the Group will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of the Group Nominees as directors have been received. The Group may contact Shareholders who have revoked their proxies.

Shares of the Common Stock represented by a valid, unrevoked GOLD proxy card will be voted as specified. You may vote for the Group Nominees or withhold authority to vote for the Group Nominees by marking the proper box on the GOLD proxy card or voting via the internet or telephone. Shares represented by a GOLD proxy card where no specification has been made will be voted FOR the election of the Group Nominees as Directors (Proposal 1), FOR the ratification of the selection of Ernst & Young LLP as independent auditors (Proposal 2), and FOR the grant of authority to the Group's proxies to vote in their discretion with respect to a postponement or adjournment of the Annual Meeting to permit soliciation of additional proxies (Proposal 3). Your shares will not be voted by the Group's proxies in favor of an adjournment of the Annual Meeting for the purpose of soliciting additional proxies, provided you either vote FOR Proposals 1 and 3 or vote FOR Proposal 1 and fail to specify an instruction with respect to Proposal 3 on the enclosed GOLD proxy card. The Group currently has no intention to seek an adjournment of the meeting to solicit additional proxies.

Except as set forth in this Proxy Statement, the Group is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed GOLD proxy card will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Annual Meeting. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

If your shares are held in the name of a brokerage firm, bank or nominee, only such brokerage firm, bank or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GOLD proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GOLD proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank or nominee on the Annual Meeting Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. If you do not give instructions to your broker or other nominee, your shares will not be voted on either the election of Directors or Proposal 3.

Only holders of record of the Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of the Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after such date.

The Group believes that it is in your best interest to elect the Group Nominees as directors at the Annual Meeting. The Group strongly recommends a vote FOR the Group Nominees.

THE STILWELL GROUP

I M  P  O  R  T  A  N  T  !!!

If your shares are held in “Street Name” only your bank or broker can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GOLD proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GOLD proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

If you have any questions, or need further assistance, please call Joseph Stilwell at 212-269-5800, or our proxy solicitor: D.F. King & Co., Inc., Attn: Richard Grubaugh, 48 Wall Street, New York, NY 10005, at l-800-659-6590.

May 4, 2006

APPENDIX A

THE STILWELL GROUP

The participants who comprise the Group own in the aggregate 625,700 shares of the Common Stock, representing approximately 6.6% of the shares outstanding, and are as follows:

Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”), is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, NY 10004. Stilwell Value LLC is the general partner of Stilwell Value Partners III, and Joseph Stilwell has sole discretion and voting authority with respect to its investments in securities.

Stilwell Value LLC is a Delaware limited liability company organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, NY 10004. Joseph Stilwell is the managing and sole member of Stilwell Value LLC, and he has sole discretion and voting authority with respect to its investments in securities.

Joseph Stilwell is an investment manager and is the sole managing member of Stilwell Value LLC, the general partner of Stilwell Value Partners III. His business offices are located at 26 Broadway, New York, NY 10004.

Spencer Schneider is an attorney engaged in the private practice of law. His business address is 70 Lafayette Street, New York, NY 10013.

Gregory Noonan works in a compliance capacity for Cantor Fitzgerald & Co., a securities brokerage firm. His business address is 110 E. 59th Street, New York, NY 10022.

Richard Grubaugh is a Senior Vice President of D.F. King & Co., Inc., a proxy solicitation firm. His business address is 48 Wall Street, New York, NY 10005.

The following table sets forth information regarding holdings of the Common Stock by members of the Group (who together constitute a “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

Participant and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non- Participant Associates
Stilwell Value Partners III, L.P 26 Broadway New York, NY 10004	625,700	6.6%	None
Stilwell Value LLC 26 Broadway New York, NY 10004	625,700	6.6%	None
Joseph Stilwell 26 Broadway New York, NY 10004	625,700	6.6%	None
Spencer Schneider 70 Lafeyette Street New York, NY 10013	30,000	0.3%	None
Gregory Noonan 110 E. 59th Street New York, NY 10022	30,000	0.3%	None

        Mr. Grubaugh does not beneficially own any shares of the Common Stock.

        No member of the Group owns any shares of the Common Stock of record but not beneficially.

APPENDIX B

Transactions in the Common Stock

The following transactions are the only transactions during the past two years with regard to any Group member:

Stilwell Value Partners III, L.P.

      Purchases

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
11/02/05	2,000.00	15.18	30,360.00
11/03/05	21,900.00	15.26	334,137.06
11/04/05	2,000.00	15.83	31,653.00
11/07/05	1,200.00	16.50	19,800.00
11/11/05	3,800.00	17.32	65,816.00
11/15/05	1,500.00	17.23	25,846.05
11/16/05	5,500.00	18.00	98,980.20
11/17/05	6,700.00	18.15	121,605.00
11/18/05	15,000.00	19.49	292,405.50
11/21/05	50,000.00	20.04	1,002,180.00
11/22/05	15,100.00	20.03	302,434.88
11/23/05	20,000.00	20.18	403,606.00
11/25/05	20,500.00	20.18	413,755.60
11/28/05	15,000.00	19.99	299,787.00
11/29/05	50,000.00	20.32	1,016,035.00
11/30/05	800.00	20.48	16,384.00
12/01/05	38,100.00	21.00	800,214.30
12/05/05	12,000.00	21.01	252,074.40
12/06/05	8,000.00	20.95	167,564.80
12/07/05	50,300.00	20.95	1,053,860.45
12/09/05	63,300.00	21.25	1,345,125.00
12/19/05	12,500.00	20.63	257,815.00
12/20/05	1,900.00	20.89	39,690.05
12/21/05	10,000.00	20.89	208,850.00
12/21/05	2,700.00	20.92	56,495.88
12/22/05	8,100.00	21.02	170,256.33
12/23/05	4,200.00	21.00	88,192.86
12/27/05	12,500.00	20.98	262,232.50
12/28/05	5,400.00	21.00	113,400.00
12/29/05	2,000.00	20.87	41,745.00
12/29/05	1,200.00	20.94	25,131.96
12/30/05	7,800.00	20.80	162,219.72
12/30/05	100.00	20.54	2,053.50
01/03/06	8,000.00	21.14	169,108.00
01/04/06	8,000.00	21.86	174,854.40
01/05/06	8,000.00	21.81	174,480.00
01/06/06	8,000.00	22.50	180,000.00
01/09/06	95,000.00	23.08	2,192,600.00
01/19/06	7,600.00	23.88	181,488.00
02/16/06	1,400.00	22.50	31,500.00
02/17/06	400.00	22.37	8,948.00
02/21/06	1,400.00	22.54	31,556.00
02/22/06	1,000.00	22.98	22,980.00
02/23/06	100.00	22.95	2,295.00
02/24/06	5,200.00	22.99	119,548.00
02/27/06	2,100.00	22.88	48,048.00
02/28/06	2,100.00	22.62	47,502.00
03/01/06	5,400.00	22.04	119,016.00
03/02/06	5,600.00	21.30	119,280.00
03/03/06	3,000.00	21.99	65,970.00
Totals	633,400.00		13,210,880.44

   Sales

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)

11/17/05	2,000.00	18.34	36,680.00
12/08/05	5,700.00	21.04	119,928.00
Totals	7,700.00		156,608.00

        The total number of shares of the Common Stock held by the Group is 625,700, approximately 6.6% of the Company’s total shares outstanding.

P  R  O  X  Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE
BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.

SCPIE HOLDINGS INC.
2006 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Joseph Stilwell, Spencer Schneider, and Richard Grubaugh, or any of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the Annual Meeting of SCPIE Holdings Inc. (the “Company”), currently expected to be held in June 2006, and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the matters listed on the reverse side.

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of SCPIE Holdings Inc. that you are entitled to vote. Please consider the issues discussed in the proxy statement and cast your vote by:

•	VIA INTERNET — Accessing the World Wide Web site http://www.cesvote.com and following the instructions to vote via the internet. Your 11-digit electronic voting number is located in the box on the front of the proxy card.

•	BY PHONE — Using a touch-tone telephone to vote by phone toll-free from the U.S. or Canada. Simply dial 1-888-693-8683 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

•	BY MAIL — Completing, dating, signing and mailing the GOLD proxy card in the postage-paid envelope included with the proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS —

        To elect (1) GREGORY NOONAN, (2) SPENCER SCHNEIDER and (3) JOSEPH STILWELL as directors of the Company.

         FOR ALL NOMINEES    WITHHOLD AUTHORITY to vote for all nominees

        To withhold authority to vote for the election of one or more nominee(s), mark the "For All Nominees" box and strike out the name(s) above.

PROPOSAL 2: SELECTION OF AUDITORS —

        To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006.

         FOR     AGAINST      ABSTAIN

PROPOSAL 3: ADJOURNMENT OR POSTPONEMENT OF MEETING —

         In their discretion with respect to a postponement or adjournment of the Annual Meeting to permit solicitation of additional proxies.

         FOR     AGAINST     ABSTAIN

IMPORTANT: PLEASE SIGN BELOW

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted “FOR” the election of the Group Nominees as Directors and "FOR" Proposals 2 and 3. This proxy revokes all prior proxies given by the undersigned.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

        Please sign exactly as your name appears hereon or on your proxy cards previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

—› ___________________________

Dated:___________________________________
_________________________________________ (Signature)
_________________________________________ (Signature, if jointly held)
Title: ____________________________________

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.